Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated April 7, 2010
News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
Donald E. Vick, Jr.	Joe Diaz, Robert Blum or Joe Dorame
Interim Chief Financial Officer	Lytham Partners, LLC
(513) 794-7100	(602) 889-9700
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH® SOLUTIONS REPORTS FOURTH QUARTER AND YEAR END RESULTS
Cincinnati, Ohio — April 7, 2010 -— Streamline Health Solutions, Inc. (Nasdaq CM: STRM) today announced financial results for the fourth quarter and fiscal year, ended January 31, 2010.
Highlights for the quarter and fiscal year included:
•	Record fiscal year revenues of $18.2 million and record quarterly revenues of $6.3 million reflecting increases of 12% and 86% respectively;

•	The general availability and successful delivery in Q4 of our newest-generation software platform, called accessANYware 5.0;

•	System sales up 773% vs. Q4 2008 and 13% for the year;

•	44% increase in quarterly application hosting revenues vs Q4 2008;

•	Services, maintenance and support revenues increased 10% vs. last year’s fourth quarter;

•	Fiscal year operating income improved by $2.7 million to a profit of $1.4 million from a loss of $1.3 million last year;

•	Two new customer contracts were signed in the Company’s fourth quarter and two have already been signed in the first quarter of 2010.
Revenues for the three months ended January 31, 2010, were a record $6.3 million compared with $3.4 million in the comparable quarter of 2008. Net income for the quarter was $1.6 million, or $0.17 per share, compared to a net loss of $146,000, or $0.02 per share, in the fourth quarter of 2008. The increase of $2.4 million in system sales when compared with the prior fourth quarter was due to the recognition of $1.7 million in revenue relating to the general availability status and associated delivery of our newest-generation software platform, called accessANYware 5.0. System sales in the fourth quarter of fiscal 2009 were also improved by $700,000 due to the recently announced sale to Moses Cone Health System. Revenues from application hosting services also continued their growth in the fourth quarter and increased by $260,000, or 44%, over the comparable fourth quarter of 2008. Revenues from services, maintenance, and support also increased by nearly 10%, or $241,000 over the comparable prior fourth quarter.
Strong revenue growth in the fourth quarter contributed to record revenues for the full fiscal year ended January 31, 2010. Fiscal 2009 revenues increased 12% to $18.2 million compared with $16.3 million reported for fiscal year 2008.
Total operating expenses for fiscal year 2009 were $16.9 million compared with $17.6 million in fiscal 2008. This expense reduction was primarily the result of effective cost management measures initiated in the third quarter of fiscal 2008. Total operating expenses for the three months ended January 31, 2010 and 2009 were $4.6 million and $3.5 million, respectively. The increase in these comparable fourth quarter expenses is reflective of the cumulative nature of selective staff increases and investments made throughout fiscal 2009. Fourth quarter 2009 expenses also increased due to additional amortization of capitalized software development costs, the impact of increased bonus and commissions, combined with a reduction in eligible capitalized software development costs.
The operating profit for the fourth quarter of fiscal 2009 was $1.6 million, compared to an operating loss of $132,000 in the fourth quarter of fiscal 2008. The operating income for full fiscal 2009 was $1.4 million compared with an operating loss of $1.3 million for full fiscal 2008. This represents a significant improvement of approximately $2.7 million over the comparable prior period.
Fiscal 2009 net income improved by $2.7 million to a profit of $1.3 million, or $0.14 per share, compared to a net loss of $1.4 million, or $0.15 per share, for fiscal 2008.
Total backlog at the end of the fourth quarter was $19.9 million compared with $26.2 million backlog of a year ago. The bulk of the backlog continues to come from SaaS-based hosting services contracts versus software licensing sales. Streamline Health is a leader in hosting solutions that allow hospital organizations to adopt document workflow and document management tools, applications and services to improve operational efficiencies in the most cost-efficient manner possible. Management believes that the hosting model will be the preferred delivery model as the market improves.

J. Brian Patsy, Chief Executive Officer of Streamline Health, commented, “The results of the fourth quarter and the fiscal year were very positively impacted by the $2.4 million of license sales to our Canadian customers and to the Moses Cone Health System that was secured during the fourth quarter. While our expectation is that the vast majority of our revenues will be recurring revenues generated through the application hosting model, license sales will have a profound top- and bottom-line impact as they are recorded in the coming years. We are very well positioned to adjust to the buying patterns of our customers and can provide leading-edge solutions in whichever manner is efficient and cost-effective for those customers. Clearly, we are pleased to have achieved record top-line results in the fourth quarter and in fiscal year 2009.
“In addition to the license sale contracts that we secured during the fourth quarter,” continued Mr. Patsy, “we also closed a new application hosting model customer — St. Vincent’s Medical Center in Bridgeport, Connecticut. St. Vincent’s is affiliated with the Ascension Health Network; which is the nation’s largest Catholic and non-profit health system in the United States. We believe this initial sale has the potential to lead to additional sales throughout the entire system in the years to come based on performance and efficacy.
“We are also off to a good start in the new year by closing two application hosting contracts since the beginning of our fiscal year on February 1. The first contract is with Children’s National Medical Center in Washington, D.C. for our Audit Program Management Solution which will support Children’s National in audits required of all pediatric hospitals, including those by third-party payers and government agencies. The second application hosting contract was secured with East Orange General Hospital in New Jersey for our accessANYware health information management solution to provide access to document-centric patient information across the entire enterprise to enable hospital operating efficiencies and improved patient outcomes. We are excited with the possibilities in 2010 and beyond,” concluded Mr. Patsy.
Conference Call Information
The Company will conduct a conference call and web cast to review the results of the fourth quarter and full fiscal year 2009 later today, April 7, 2010 at 4:30 p.m. ET.
Interested parties can access the call by dialing (800) 860-2442 or (412) 858-4600, or can listen via a live Internet web cast, which can be found at www.streamlinehealth.net. A replay of the call will be available by visiting www.streamlinehealth.net for 30 days or by calling (877) 344-7529 or (412) 317-0088, access code 438980, through May 7, 2010.
About Streamline Health

Streamline Health is a leading supplier of document workflow and document management tools, applications and services that assist strategic business partners and healthcare organizations to improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, connectivity, optical character recognition (OCR) and business process integration.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. For additional information, please visit our website at http://www.streamlinehealth.net.
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995 Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company’s products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
Three Months and Fiscal Year Ended January 31,

	Three Months		Fiscal Year
	2010	2009	2010	2009
Revenues:
Systems sales	$2,716,138	$311,139	$3,673,522	$3,249,270
Services, maintenance and support	2,710,208	2,469,215	11,233,183	10,124,829
Application-hosting services	855,515	595,856	3,301,493	2,911,559

Total revenues	6,281,861	3,376,210	18,208,198	16,285,658

Operating expenses:
Cost of systems sales	901,453	705,459	2,993,442	3,327,944
Cost of services, maintenance and support	1,335,410	986,649	5,033,145	4,329,026
Cost of application-hosting services	437,970	323,880	1,641,576	1,207,590
Selling, general and administrative	1,492,703	1,322,142	5,503,580	6,503,465
Product research and development	486,128	169,961	1,682,773	2,264,332

Total operating expenses	4,653,664	3,508,091	16,854,516	17,632,357

Operating income (loss)	1,628,197	(131,881)	1,353,682	(1,346,699)
Other income (expense):
Interest income	—	39	—	7,865
Interest expense	(13,569)	(15,893)	(43,823)	(24,436)
Other income (expense)	(1,641)	—	18,749	—

Income (Loss) before taxes	1,612,987	(147,735)	1,328,608	(1,363,270)
Income taxes	(27,500)	1,800	(40,500)	(11,700)

Net (loss) income	$1,585,487	$(145,935)	$1,288,108	$(1,374,970)

Basic net income (loss) per common share	$0.17	$(0.02)	$0.14	$(0.15)

Diluted net income (loss) per common share	$0.17	$(0.02)	$0.14	$(0.15)

Number of shares used in per common share computations:
Basic	9,401,342	9,305,869	9,381,285	9,286,261

Diluted	9,554,363	9,305,869	9,530,891	9,286,261

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$1,025,173	$3,128,801
Accounts receivable, net of allowance for doubtful accounts of $100,000	1,922,279	1,328,508
Contract receivables	1,182,308	502,373
Prepaid hardware and third party software for future delivery	149,281	681,540
Prepaid other, including prepaid customer maintenance contracts	1,363,332	802,951
Deferred income taxes	—	247,000

Total current assets	5,642,373	6,691,173

Property and equipment:
Computer equipment	2,987,039	2,475,928
Computer software	1,816,397	1,405,407
Office furniture, fixtures and equipment	747,867	737,344
Leasehold improvements	574,257	574,257

	6,125,560	5,192,936
Accumulated depreciation and amortization	(4,344,432)	(3,625,408)

	1,781,128	1,567,528
Contract receivables, less current portion	146,093	321,500
Capitalized software development costs, net of accumulated amortization of $10,411,828 and $8,311,760, respectively	8,049,292	6,481,360
Other, including deferred taxes of $1,875,000 and $1,628,000, respectively	1,905,661	1,670,891

	$17,524,547	$16,732,452

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$887,928	$759,577
Accrued compensation	559,235	299,000
Accrued other expenses	476,504	472,113
Current portion of capital lease obligations	249,309	—
Current portion of deferred revenues	4,956,303	5,941,837

Total current liabilities	7,129,279	7,472,527

Deferred revenues, less current portion	602,239	1,313,977
Line of credit	900,000	800,000
Capital lease, less current portion	161,666	—
Other	—	48,842

Total liabilities	8,793,184	9,635,346

Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, 9,436,824 and 9,354,782 shares issued, respectively	94,368	93,548
Additional paid in capital	36,160,126	35,820,417
Accumulated other comprehensive income	5,620	—
Accumulated (deficit)	(27,528,751)	(28,816,859)

Total stockholders’ equity	8,731,363	7,097,106

	$17,524,547	$16,732,452

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
	2009	2008
Operating activities:
Net earnings (loss)	$1,288,108	$(1,374,970)
Adjustments to reconcile net earnings(loss) to net cash provided by operating activities:
Depreciation and amortization	2,868,997	2,369,670
Impairment loss on capitalized software development costs	—	408,809
Loss on disposal of fixed assets	4,308	—
Share-based compensation expense	274,629	158,747
Provision for allowance for doubtful accounts	—	—
Change in assets and liabilities:
Accounts, contract and installment receivables	(1,098,299)	2,514,313
Other assets	54,664	(498,441)
Accounts payable	174,020	(759,105)
Accrued expenses	264,627	(286,697)
Deferred revenues	(1,697,272)	2,072,481

Net cash provided by operating activities	2,133,782	4,604,807

Investing activities:
Purchases of property and equipment	(698,698)	(794,950)
Proceeds from disposal of property and equipment	—	—
Capitalization of software development costs	(3,668,000)	(3,680,000)
Other	(36,612)	(110,459)

Net cash used in investing activities	(4,403,310)	(4,585,409)

Financing activities:
Net change under revolving credit facility	100,000	800,000
Payment of capitalized leases	—	—
Proceeds from exercise of stock options and stock purchase plan	65,900	120,393

Net cash provided by (used in) financing activities	165,900	920,393

Increase (Decrease) in cash and cash equivalents	(2,103,628)	939,791
Cash and cash equivalents at beginning of year	3,128,801	2,189,010

Cash and cash equivalents at end of year	$1,025,173	$3,128,801

Supplemental cash flow disclosures:
Interest paid	$34,507	$23,883

Income taxes paid (refunded)	$7,265	$(3,278)

Non Cash Purchases from Capital Lease:
Computer equipment	215,427	—
Computer equipment	118,381	—
Other	77,167	—

	$410,975	$—

At January 31, 2010, Streamline Health has master agreements, purchase orders or royalty reports from remarketing partners for systems and related services which have not been delivered, installed and accepted which, if fully performed, will generate future revenues of $19,855,000 compared with $26,179,000 at the end of the prior fiscal year as follows:

	January 31, 2010	January 31, 2009
Streamline Health Software Licenses	201,000	1,027,000
Custom Software	105,000	278,000
Hardware and Third Party Software	171,000	562,000
Professional Services	3,977,000	4,691,000
Application Hosting Services	9,414,000	13,043,000
Recurring Maintenance	5,987,000	6,578,000

Total	$19,855,000	$26,179,000